Exhibit 99.1

TripAdvisor Reports First Quarter 2019 Financial Results

NEEDHAM, MA, May 7, 2019 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the first quarter ended March 31, 2019.

“In Q1, we grew profit and while investing in and growing our strategically important Experiences and Restaurants businesses”, said Chief Executive Officer Steve Kaufer. This year we are focused on product improvements and supply growth to drive an even more engaged customer base and long-term revenue on our platform.”

Chief Financial Officer Ernst Teunissen added, “Q1 results were in line with our expectations and we remain on track to deliver full-year double-digit consolidated adjusted EBITDA growth.” “Our new segment structure reflects our differentiated revenue and profit focus by segment, while leveraging unique assets and investing across a number of areas aimed at long-term, profitable growth.”

The following summarizes first quarter 2019 results under our new segment reporting structure. For additional information on our segments, please see the narrative below captioned "Changes in Segment Information."

First Quarter 2019 Summary

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2019	2018	% Change
Total Revenue	$376	$378	(1)%
Hotels, Media & Platform	$254	$253	0%
Experiences & Dining	$80	$62	29%
Other	$42	$63	(33)%

GAAP Net Income	$26	$5	420%

Total Adjusted EBITDA (1)	$89	$80	11%
Hotels, Media & Platform	$105	$77	36%
Experiences & Dining	$(24)	$(4)	(500)%
Other	$8	$7	14%

Non-GAAP Net Income (1)	$51	$42	21%

Diluted Earnings per Share:
GAAP	$0.18	$0.04	350%
Non-GAAP (1)	$0.36	$0.30	20%

Cash flow from operating activities	$182	$174	5%
Free cash flow (1)	$165	$159	4%

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

First Quarter 2019 Operational and Financial Highlights

•	Total Revenue was $376 million, a 1% decrease year-over-year. We estimate that excluding changes in foreign currency, Total Revenue grew approximately 2%.
•	GAAP Net Income grew 420% to $26 million, while Non-GAAP Net Income grew 21% to $51 million.
•

Total Adjusted EBITDA grew 11% to $89 million, and Total Adjusted EBITDA margin increased by 3% year-over-year to 24%. We estimate that excluding year-over-year changes in foreign currency Total Adjusted EBITDA grew approximately 18%.

•

Hotels, Media & Platform segment revenue was $254 million, which was flat year-over-year. Hotels, Media & Platform segment Adjusted EBITDA grew 36% to $105 million, and Hotels, Media & Platform segment Adjusted EBITDA margin improved to 41%, a 11% increase compared to Q1 2018, primarily due to increased efficiency of direct selling and marketing expenses. We estimate that excluding year-over-year changes in foreign currency Total Hotels, Media & Platform Segment Revenue and Adjusted EBITDA grew approximately 3% and 43%, respectively.

•

Experiences & Dining segment revenue grew 29% to $80 million, while Experiences & Dining segment Adjusted EBITDA reflected increased strategic investments to drive long-term growth initiatives. We estimate that excluding year-over-year changes in foreign currency Total Experiences & Dining Segment Revenue grew approximately 35%.

•

Other revenue decreased 33% to $42 million, primarily driven by the elimination of some marginal and unprofitable revenue within some non-TripAdvisor branded offerings, which reduced revenue and increased profitability.

•	Cash and cash equivalents and short-term marketable securities was $811 million and there was no outstanding debt as of March 31, 2019.
•

Cash flow from operating activities for the three months ended March 31, 2019, was $182 million, an increase of $8 million, or 5%, year-over-year. Free cash flow for the three months ended March 31, 2019, grew 4% to $165 million.

Changes in Segment Information

During the first quarter of 2019, as part of our continuous review of the business, we evaluated our operations and realigned the reportable segment information which our chief operating decision maker, or CODM, regularly assesses to evaluate performance for operating decision-making purposes, including evaluation and allocation of resources.  The CODM for the company is our Chief Executive Officer.

As a result of this realignment, effective for the quarter ended March 31, 2019, the Company has the following reportable segments:

•

The Hotels, Media & Platform segment includes TripAdvisor-branded hotel metasearch auction-based revenue, transaction revenue from our hotel instant booking feature, TripAdvisor-branded display-based advertising revenue, subscription-based advertising and media advertising placements revenue; all TripAdvisor-related brand advertising expenses (primarily television advertising), and technical infrastructure and other costs supporting the TripAdvisor platform, all of which were previously included in our legacy Hotel segment. We will disclose Hotels, Media & Platform revenue by source as follows: (1) TripAdvisor-branded hotels; and (2) TripAdvisor-branded display and platform.

•	The Experiences & Dining segment includes our Experiences and Restaurant businesses and will be reported on an aggregate basis.

All remaining business units have been combined into and reported as “Other”, which includes Rentals, Flights/Cruise, SmarterTravel, and TripAdvisor China. All direct general and administrative costs are included in the applicable segments and business units; however, all corporate general and administrative costs are included in the Hotels, Media & Platform reportable segment.

All prior period segment disclosure information in this Exhibit 99.1 has been reclassified to conform to the current reporting structure. These reclassifications had no effect on our unaudited condensed consolidated financial statements in any period. We have also posted comparative figures by recasting summary historical results for the quarters ended and years ended December 31, 2018 and 2017, respectively, on a segment basis in our Supplemental Financial Information file on the Events & Presentations section of our Investor Relations website at http://ir.tripadvisor.com/events-and-presentations.

First Quarter 2019 Revenue by Source:

	Three months ended March 31,
(In millions, except percentages )	2019	2018	% Change
Hotels, Media & Platform
TripAdvisor-branded hotels	$216	$217	0%
TripAdvisor-branded display and platform	38	36	6%
Experiences & Dining	80	62	29%
Other (1)	42	63	(33)%
Total Revenue	$376	$378	(1)%
(1)	Other consists of the combination of our Rentals, Flights/Cruises, SmarterTravel and TripAdvisor China business units.

Conference Call

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, May 8, 2019, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s first quarter 2019 operating results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/ for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 1868976) until May 15, 2019 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor, the world's largest travel site*, enables travelers to unleash the full potential of every trip. With over 760 million reviews and opinions covering the world's largest selection of travel listings worldwide – covering approximately 8.3 million accommodations, airlines, experiences, restaurants and cruises – TripAdvisor provides travelers with the wisdom of the crowds to help them decide where to stay, how to fly, what to do, where to eat and how to cruise. TripAdvisor also compares prices from more than 200 hotel booking sites so travelers can find the lowest price on the hotel that's right for them. TripAdvisor-branded sites are available in 49 markets, and are home to the world's largest travel community of 490 million average monthly unique visitors**, all looking to get the most out of every trip. TripAdvisor: Know better. Book better. Go better.

The subsidiaries and affiliates of TripAdvisor, Inc. (NASDAQ:TRIP) own and operate a portfolio of websites and businesses, including the following travel media brands: www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, and www.restorando.com), www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: Jumpshot for TripAdvisor Sites, worldwide, February 2019

** Source: TripAdvisor internal log files, average monthly unique visitors during season peak in Q3 2018

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Revenue	$376	$378

Costs and expenses:
Cost of revenue	21	20
Selling and marketing (1)	178	198
Technology and content (1)	73	67
General and administrative (1)	42	42
Depreciation	23	20
Amortization of intangible assets	8	8
Total costs and expenses	345	355
Operating income	31	23
Other income (expense), net	2	(2)
Income before income taxes	33	21
Provision for income taxes	(7)	(16)
Net income	$26	$5

Earnings per share attributable to common stockholders:
Basic	$0.19	$0.04
Diluted	$0.18	$0.04

Weighted average common shares outstanding:
Basic	138	139
Diluted	141	140

(1) Includes stock-based compensation expense as follows:
Selling and marketing	$5	$6
Technology and content	$12	$12
General and administrative	$10	$11

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$771	$655
Short-term marketable securities	40	15
Accounts receivable and contract assets, net of allowance for doubtful accounts of $23 and $21, respectively	236	212
Prepaid expenses and other current assets	35	33
Total current assets	1,082	915
Property and equipment, net of accumulated depreciation of $252 and $240, respectively	257	253
Operating lease right-of-use assets	73	―
Intangible assets, net of accumulated amortization of $147 and $140, respectively	109	118
Goodwill	754	756
Deferred income taxes, net	20	27
Other long-term assets	100	98
TOTAL ASSETS	$2,395	$2,167

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11	$15
Deferred merchant payables	263	164
Deferred revenue	101	63
Accrued expenses and other current liabilities	155	151
Total current liabilities	530	393
Deferred income taxes, net	22	21
Other long-term liabilities	336	282
Total Liabilities	888	696

Stockholders’ equity:
Preferred stock, $0.001 par value	―	―
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	―	―
Authorized shares: 1,600,000,000
Shares issued: 138,256,630 and 137,158,010, respectively
Shares outstanding: 126,199,942 and 125,101,322, respectively
Class B common stock, $0.001 par value	―	―
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,046	1,037
Retained earnings	1,072	1,043
Accumulated other comprehensive loss	(64)	(62)
Treasury stock-common stock, at cost, 12,056,688 and 12,056,688 shares, respectively	(547)	(547)
Total Stockholders’ Equity	1,507	1,471
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,395	$2,167

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Operating activities:
Net income	$26	$5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	23	20
Amortization of intangible assets	8	8
Stock-based compensation expense	27	29
Deferred tax expense	9	―
Other, net	5	―
Changes in operating assets and liabilities, net of effects from acquisitions	84	112
Net cash provided by operating activities	182	174

Investing activities:
Capital expenditures, including internal-use software and website development	(17)	(15)
Purchases of marketable securities	(40)	(1)
Sales of marketable securities	―	41
Maturities of marketable securities	15	3
Net cash (used in) provided by investing activities	(42)	28

Financing activities:
Repurchase of common stock	―	(4)
Proceeds from 2015 credit facility	―	5
Payments to 2015 credit facility	―	(235)
Payment of withholding taxes on net share settlements of equity awards	(23)	(12)
Other financing activities, net	(1)	―
Net cash used in financing activities	(24)	(246)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	―	6
Net increase (decrease) in cash, cash equivalents and restricted cash	116	(38)
Cash, cash equivalents and restricted cash at beginning of period	655	673
Cash, cash equivalents and restricted cash at end of period	$771	$635

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018	Y / Y Growth
Revenue:
Hotels, Media & Platform	$254	$253	0%
Experiences & Dining	80	62	29%
Other (1)	42	63	(33)%
Total revenue	$376	$378	(1)%
Adjusted EBITDA (2):
Hotels, Media & Platform	$105	$77	36%
Experiences & Dining	(24)	(4)	(500)%
Other (1)	8	7	14%
Total Adjusted EBITDA	$89	$80	11%
Adjusted EBITDA Margin (2):
Hotels, Media & Platform	41%	30%
Experiences & Dining	(30)%	(6)%
Other (1)	19%	11%
Total Adjusted EBITDA Margin	24%	21%

Net Income (3)	$26	$5
Net Income Margin	7%	1%

(1)	Other consists of the combination of our Rentals, Flights/Cruises, SmarterTravel and TripAdvisor China business units.
(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)	This amount reflects our consolidated GAAP net income for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; (7) legal reserves and settlements; and (8) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. During the fourth quarter of 2018, the Company revised its Adjusted EBITDA definition to exclude legal reserves and settlements, as the Company believes these costs are not directly tied to the core operations of our businesses. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our Adjusted EBITDA definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2018, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect certain income and expenses not directly tied to the core operations of our business, such as legal reserves and settlements;
•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation such as the U.S. Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; and (5) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. During the fourth quarter of 2018, the Company revised its non-GAAP net income definition to exclude legal reserves and settlements, as the Company believes these costs are not directly tied to the core operations of our businesses. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our non-GAAP net income definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2018, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on GAAP results in any period.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. TripAdvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income	$26	$5
Add: Provision for income taxes	7	16
Add: Other (income) expense, net	(2)	2
Add: Depreciation and amortization of intangible assets	31	28
Add: Stock-based compensation expense	27	29
Adjusted EBITDA (Non-GAAP)	$89	$80

Revenue (GAAP)	$376	$378

Net Income margin (GAAP)	7%	1%
Adjusted EBITDA margin (Non-GAAP) (1)	24%	21%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income	$26	$5
Add: Stock-based compensation expense	27	29
Add: Amortization of intangible assets	8	8
Subtract: Income tax effect of Non-GAAP adjustments (2)	10	5
Add: Income tax impact related to 2017 Tax Act (3)	-	5
Non-GAAP net income	$51	$42

GAAP diluted shares	141	140

GAAP Net Income per diluted share	$0.18	$0.04
Non-GAAP net income per diluted share (4)	$0.36	$0.30

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$182	$174
Subtract: Capital expenditures	17	15
Free cash flow (Non-GAAP)	$165	$159

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$376	$378
Estimated effects of foreign exchange	11
Non-GAAP Total revenue before effects of foreign exchange	$387
Year/Year Growth (5)	2%

Adjusted EBITDA Before Effects of Foreign Exchange:
Total Adjusted EBITDA (Non-GAAP)	$89	$80
Estimated effects of foreign exchange	5
Total Adjusted EBITDA before effects of foreign exchange (Non-GAAP)	$94
Year/Year Growth (5)	18%

	Three Months Ended
	March 31, 2019	March 31, 2018
Hotels, Media & Platform Segment Revenue Before Effects of Foreign Exchange:
Total Hotels, Media & Platform Segment Revenue (GAAP)	$254	$253
Estimated effects of foreign exchange	7
Non-GAAP Total Hotels, Media & Platform segment revenue before effects of foreign exchange	$261
Year/Year Growth (5)	3%

Hotels, Media & Platform Segment Adjusted EBITDA Before Effects of Foreign Exchange:
Total Hotels, Media & Platform Segment Adjusted EBITDA (Non-GAAP)	$105	$77
Estimated effects of foreign exchange	5
Total Hotels, Media & Platform Segment Adjusted EBITDA before effects of foreign exchange (Non-GAAP)	$110
Year/Year Growth (5)	43%

Experiences & Dining Segment Revenue Before Effects of Foreign Exchange:
Total Experiences & Dining Segment Revenue (GAAP)	$80	$62
Estimated effects of foreign exchange	4
Non-GAAP Total Experiences & Dining segment revenue before effects of foreign exchange	$84
Year/Year Growth (5)	35%
(1)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)	Represents an additional provision of $5 million for income taxes related to a transition tax associated with the 2017 Tax Act recorded during the three months ended March 31, 2018.
(4)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.
(5)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA figures over prior period revenues and Adjusted EBITDA figures, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com